Exhibit 99.1

Aimco Appoints Sherry L. Rexroad to Board of Directors

DENVER – March 27, 2023 – Apartment Investment and Management Company (NYSE: AIV) (“Aimco” or the “Company”) today announced that it has appointed Sherry L. Rexroad to its Board of Directors, effective immediately. Ms. Rexroad has been appointed to Aimco’s Audit, Compensation and Human Resources, Investment, and Nominating, Environmental, Social, and Governance Committees.

Ms. Rexroad is a highly regarded executive and former institutional investor with 30 years of experience in REITs and real estate, finance and capital markets. She most recently served as Chief Financial Officer of STORE Capital, a publicly traded net-lease REIT. Prior to that she spent a decade at BlackRock Global Real Asset Securities as Global Head of Business Development as well as Co-Global Chief Investment Officer and Chair of the Investment Committee. Ms. Rexroad also served as a member of BlackRock’s Investment Stewardship Advisory Committee and was the first investor to be elected to Nareit’s Advisory Board of Governors.

“Sherry’s significant real estate, finance and corporate governance expertise will make her an impactful addition to our Board,” said R. Dary Stone, Chairman of the Board. “In particular, Sherry’s unique perspectives as a REIT CFO and experienced institutional investor, as well as her deep investment stewardship expertise, are highly relevant to the Aimco business and our ongoing review of opportunities to further enhance and unlock shareholder value.”

“I am excited to join the Aimco Board,” said Ms. Rexroad. “Aimco has a significant opportunity ahead with a strong portfolio of assets and compelling development platform and pipeline. I look forward to working collaboratively with the Board and management team to drive value for shareholders.”

Aimco also announced that Robert A. Miller has notified the Company he will not be standing for re-election at the Company’s 2023 Annual Meeting and will retire from the Board upon expiration of his term at the conclusion of the 2023 Annual Meeting. Additionally, at the 2023 Annual Meeting, all of the Company’s director nominees will stand for re-election to a one-year term, and thereafter, the Board will comprise nine directors.

Mr. Stone continued, “On behalf of the Board, we thank Bob for his contributions and commitment to Aimco and to its shareholders. Aimco and the members of its Board have been honored by their association with Bob and are grateful for his service and expertise.”

About Sherry Rexroad

Ms. Rexroad most recently served as Chief Financial Officer of STORE Capital, a publicly traded REIT specializing in the acquisition, investment and management of single tenant operational real estate, prior to the completion of its sale to GIC and Oak Street. Prior to joining STORE, she spent ten years at BlackRock Global Real Asset Securities. She served as Blackrock’s Global Head of Business Development, as well as Co-Global Chief Investment Officer and Chair of the Investment Committee, where she led fundraising efforts, was a key member that built and led the global real asset securities team, and led the development of an ESG scoring system to be implemented into its investment strategy. Earlier in her career, she worked in various capacities for Aviva Investors, ING Clarion Real Estate Securities, AEW Capital Management, the U.S. Environmental Protection Agency and the U.S. General Services Administration. Ms. Rexroad graduated from Haverford College and holds an MBA from The Wharton School, University of Pennsylvania. She also holds the Chartered Financial Analyst designation and is a member of the CFA Institute.

About Aimco

Aimco is a diversified real estate company primarily focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through its human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit its website www.aimco.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding future financing plans, including the Company’s expected leverage and capital structure; business strategies, prospects, and projected operating and financial results (including earnings and shareholder value), including facts related thereto, such as expected costs; future Company potential; future share repurchases; expected investment opportunities; and our 2023 pipeline investments and projects. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes including, but not limited to: (i) the risk that the 2023 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of the pipeline investments and projects, (iii) whether NAV targets will be achieved; and (iv) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained.

Readers should carefully review the Company’s financial statements and the notes thereto, as well as the sections entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents the Company files from time to time with the SEC. These filings identify and address important risks uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

Contacts

Matt Foster

Sr. Director, Capital Markets and Investor Relations

(303) 793-4661

investor@aimco.com